Exhibit 99.1

Netcapital Announces Formation of Game Advisory Board

BOSTON, MA – June 12, 2025 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a digital private capital markets ecosystem, today announced the formation of its Game Advisory Board to support strategic growth initiatives and deepen engagement with the online game community.

The Game Advisory Board brings together a select group of industry leaders with expertise in innovative marketing, emerging technologies, strategic partnerships, and operational scale. Appointed members include Trey Smith, Nik Redenko, Greg Engelsbe, Jared Peterson, Peter Voogd, and Nadeem Dossa.

“Netcapital’s platform is well positioned to resonate with the online game community, which shares our focus on innovation, engagement, and community-driven progress,” said Martin Kay, CEO of Netcapital Inc. “We’re honored to welcome this group of advisors as we expand our relationship with a dynamic digital ecosystem.”

In connection with their appointments, the Company has granted each Game Advisory Board member stock options under its 2023 Equity Incentive Plan.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal, Inc. is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association. The Company’s broker-dealer, Netcapital Securities Inc., is also registered with the SEC and is a member of FINRA.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

800-460-0815 ir@netcapital.com